EXHIBIT 10.1

Execution Copy
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of December 21, 2011 (the “Effective Date”), between Thomas A. Bologna (“Executive”) and Response Genetics, Inc., a Delaware corporation (the “Company”).  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 17 hereof.

WHEREAS, the Company and Executive have determined to enter into this Agreement pursuant to which the Company is employing Executive on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions set forth as follows:

1.      Term.  The term of Executive’s employment hereunder shall commence at the Effective Date and shall end on December 31, 2014 (the “Initial Term”), unless earlier terminated as provided in Section 5 hereof; provided, however, that, unless earlier terminated as provided in Section 5 hereof, the Initial Term shall automatically be extended for one additional year (the “Renewal Term”), and on each subsequent anniversary, the Renewal Term shall be extended for one additional year (the period consisting of the Initial Term and the Renewal Term (including extensions thereof) being referred to as the “Employment Period”), unless at least  ninety (90) days prior to the applicable anniversary date, the Company or Executive shall have given written notice to the other not to extend the Employment Period.  Nothing in this Section 1 shall limit the right of the Company or Executive to terminate Executive’s employment hereunder on the terms and conditions set forth in Section 5 hereof.

2.      Duties and Responsibilities.  During the Employment Period, Executive shall have all such authority, duties, and responsibilities as are commensurate with his position as Chief Executive Officer of the Company as may be consistent with such position and shall perform such other duties and responsibilities on behalf of the Company as reasonably may be assigned to Executive by the Board.  During the Employment Period, Executive shall report directly to the Board.  At the Effective Date, Executive shall be appointed to and named Chairman of the Board, and the Company agrees to nominate Executive for election to the Board at each meeting of the Company’s shareholders occurring during the Employment Period.  Executive also agrees to serve as an officer and/or director of any other member of the Company and/or any of the Company’s direct or indirect subsidiaries, in each case without additional compensation.  During the Employment Period, Executive shall devote substantially all of his business time and attention to his duties and responsibilities under the Agreement; provided, however, that the Company acknowledges and agrees that it shall not be a breach of Executive’s obligations hereunder for Executive, subject to the business needs of the Company, to (a) serve as an officer, director, chairman, and/or trustee of, or otherwise to participate in, educational, welfare, social, religious, and civic organizations, (b) serve as a director or chairman of any business entity that does not compete with the Company, or (c) manage his personal and family investments.

3.      Place of Performance.  The parties acknowledge that the Company’s main offices are located in Los Angeles, California.  Executive shall not be required to reside in Los Angeles, California, or relocate his residence, but it is expected that Executive will spend at least the amount of time at the Company’s main offices as is reasonable for the proper discharge of his duties as Chief Executive Officer of the Company.

4.      Compensation and Related Matters.

(a)                 Base Salary.  During the Employment Period, Executive shall be paid an annual base salary beginning at $558,000, and subject to at least annual increases (but not decreases) in the discretion of the Compensation Committee (the “Base Salary”).  The Base Salary shall be payable in accordance with the Company’s normal payroll practices.

(b)                 Bonus.  With respect to each fiscal year or portion of a fiscal year of the Company ending during the Employment Period, Executive shall be eligible to receive an annual incentive bonus (the “Annual Bonus”) as determined by the Compensation Committee.  The target Annual Bonus for each fiscal year shall be 50% of Base Salary (the “Target Annual Bonus”), with the actual Annual Bonus payable being based upon the level of achievement of annual Company and agreed upon individual performance objectives for such fiscal year, as reasonably determined by the Compensation Committee and communicated to Executive.  Executive’s Annual Bonus for 2011 shall be prorated based on the number of days worked in that year.  Notwithstanding anything herein to the contrary, Executive’s Annual Bonus for 2011 shall be no less than 25% of Base Salary actually paid during 2011, and Executive’s Annual Bonus for 2012 shall be no less than 25% of Base Salary.  Any earned Annual Bonus shall be paid to Executive pursuant to the terms of the applicable incentive plan.

(c)                 Benefits.  During the Employment Period, Executive shall be eligible to participate in all employee benefit plans and arrangements that are made available generally to other similarly situated employees of the Company.  With regard to health and dental benefits, the Company shall provide health and dental benefits to Executive, Executive’s spouse, and Executive’s daughter, Jaclyn Bologna (collectively “Executive’s Family”).  The Company shall also provide Executive with a $2,000,000 term life insurance policy, with beneficiaries to be named by Executive, and shall make an additional Benefits Gross-Up Payment (defined below) to Executive to the extent Executive incurs any tax liability related to the Company-paid premiums for life insurance.  Notwithstanding anything herein to the contrary, in the event of Executive’s death, the life insurance proceeds paid to Executive’s beneficiaries shall be in addition to the severance benefits set forth in section 6(c) below.

(d)                 Equity Awards.

(i)           General.  Executive shall be eligible to participate in the equity-based incentive plans of the Company and may receive awards thereunder, as determined by the Compensation Committee from time to time and subject to the terms and conditions of such plans and any award agreement between the Company and Executive evidencing such awards.

(ii)           Sign-On Awards.  The Company shall grant the following equity awards to Executive:

(A)           On the Effective Date, a stock option to purchase 600,000 shares of Common Stock (“Option A”), in which Executive shall become vested in thirty-six (36) equal monthly installments following the Effective Date, subject to Executive’s continued employment with the Company.  The exercise price of Option A shall equal the last closing trading price of the Common Stock prior to the execution of the Agreement (the “Last Closing Trading Price”).  The terms and conditions of the Option A shall be set forth in an award agreement which shall be in the form attached hereto as Exhibit A and incorporated herein by reference.

(B)           On the Effective Date, a stock option to purchase 300,000 shares of Common Stock (“Option B”), in which Executive shall become vested in two installments, 50% on the first day of the 18th calendar month following the Effective Date and 50% on the first day of the 36th calendar month following of the Effective Date, in each case subject to Executive’s continued employment with the Company, provided that, Executive shall become vested in 100% of Option B on the date on which the Average Trading Price of the Common Stock equals or exceeds $1.80.  The exercise price of Option B shall equal the Last Closing Trading Price.  The terms and conditions of the Option B shall be set forth in an award agreement which shall be in the form attached hereto as Exhibit B and incorporated herein by reference.

(C)           On the Effective Date, a grant of 270,000 restricted shares of Common Stock (“Restricted Stock”), in which Executive shall become vested on the date on which the Average Trading Price equals or exceeds $2.40.  The terms and conditions of the Restricted Stock shall be set forth in an award agreement which shall be in the form attached hereto as Exhibit C and incorporated herein by reference.

It shall be a condition to the Company’s obligation to make the foregoing option and restricted stock grants that Executive shall have executed and delivered to the Company the option and restricted stock agreements referred to above.  To the extent that there is a conflict between the terms of this Agreement and any of Executive’s option and restricted stock agreements, this Agreement shall govern.

(e)                 Business Expenses.  The Company shall pay or reimburse Executive for ordinary and necessary reasonable expenses which Executive incurs during the Employment Period in performing his duties under this Agreement in accordance with the Company’s expense reimbursement policy.  The Company shall also reimburse Executive for all reasonable legal fees and expenses of the independent legal review incurred by him in connection with the negotiation and execution of this Agreement, other than the first $5,000 of said fees (which shall be borne by Executive).

(f)                 Travel Expenses.  The Company shall pay or reimburse Executive for reasonable living and travel expenses that Executive incurs during the Employment Period in performing his duties under this Agreement, including but not limited to travel between Executive’s East Coast residences and the Company’s main office and temporary living expenses while Executive is in Los Angeles.  The Company shall make an additional Benefits Gross-Up Payment (defined below) to Executive to the extent Executive incurs any tax liability related to payment or reimbursement of said travel and living expenses.

(g)                 Paid Time Off.  During the Employment Period, Executive shall be entitled to paid time off, including the ability to roll over unused paid time off, in accordance with the policies made available to other similarly situated employees of the Company.  Such paid time off shall be taken at such times and intervals as shall be determined by Executive, subject to the business needs of the Company.

5.      Termination.  Executive’s employment hereunder shall terminate during the Employment Period upon any of the following: (i) Executive’s death; (ii) a termination by the Company for Disability; (iii) a termination by the Company with or without Cause; (iv) a termination by Executive with or without Good Reason; and (v) a non-renewal of the Employment Period in accordance with Section 1.

(a)                 Notice of Termination.  Any purported termination of Executive’s employment (other than termination due to Executive’s death) shall be communicated by written Notice of Termination delivered to the other party hereto in accordance with Section 12 hereof.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(b)                 Date of Termination.  For purposes of this Agreement, “Date of Termination” shall mean the following:  (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated by the Company for Disability, thirty (30) days after the Notice of Termination is given (provided that such Notice of Termination may be provided to Executive prior to the date that Executive has satisfied requirements for being deemed to have a “Disability”); (iii) if Executive’s employment is terminated with Cause, the date specified in the Notice of Termination (but no earlier than the date such Notice of Termination is given), subject to Executive’s right to cure as set forth herein; (iv) if Executive’s employment is terminated with Good Reason, thirty (30) days after the Notice of Termination is given, subject to the Company’s right to cure as set forth herein, or (v) if Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than fifteen (15) days from the date such Notice of Termination is given).

6.      Compensation Upon Termination During the Employment Period.

(a)                 For purposes of this Agreement, “Accrued Obligations” shall mean: (i) Executive’s Base Salary earned but not paid prior to the Date of Termination, which shall be paid coincident with, or as soon as practicable following, the Date of Termination; (ii) all benefits to which Executive is entitled under the terms of the Company’s benefit plans, programs, or arrangements in which he participates, other than severance plans, programs, or arrangements, as in effect immediately prior to the Date of Termination, payable in accordance with the terms of such plans, programs, or arrangements; (iii) any paid time off earned but not used through the Date of Termination, in accordance with Section 4(f) above, which shall be paid as soon as practicable following the Date of Termination; and (iv) any business expenses and travel expenses that are reimbursable under this Agreement or otherwise that have been incurred by Executive but unreimbursed by the Date of Termination, subject to the submission of any required substantiation and documentation as specified pursuant to the Agreement.

(b)                 Termination by the Company with Cause or by Executive without Good Reason.  If Executive’s employment hereunder is terminated during the Employment Period (i) by the Company with Cause or (ii) by Executive without Good Reason within the six (6) month period following the Effective Date, then Executive shall be entitled to receive only the Accrued Obligations.  Notwithstanding anything herein to the contrary, if Executive’s employment hereunder is terminated during the Employment Period by Executive without Good Reason after expiration of six (6) months following the Effective Date, then Executive shall be entitled to receive the benefits provided for in section 6(d) below.

(c)                 Termination by Company without Cause, by Executive with Good Reason, by Disability, by Reason of Death, or due to Non-Renewal of the Employment Period.  If Executive’s employment hereunder is terminated during the Employment Period (i) by the Company without Cause, (ii) by Executive with Good Reason, (iii) by reason of Disability, (iv) by reason of Executive’s death, or (v) as a result of the non-renewal of the Employment Period in accordance with Section 1 above, then within ten (10) days following Executive’s execution and delivery of the Release of Claims (defined below), Executive will be entitled to receive:

(i)        the Accrued Obligations;

(ii)       a lump sum cash severance benefit equal to 1.5 times the sum of (I) Executive’s then-current Base Salary (disregarding any reduction in Base Salary that gave rise to Good Reason hereunder) and (II) the Past Bonus;

(iii)      a lump sum cash payment equal to (x) any earned but unpaid Annual Bonus, if any, attributable to full fiscal years completed prior to the Date of Termination, at the same time that such bonus would have been paid pursuant to the terms of the applicable incentive plan and Section 4(b) above, and (y) the pro rata portion of the Target Annual Bonus in respect of the year in which the Date of Termination occurs based upon a fraction, the numerator of which is the number of days in the relevant year through and including the Date of Termination and the denominator of which is 365;

(iv)      immediate vesting in any equity-based awards then held by him that would have vested (including but not limited to Option A and Option B), based solely on the Executive’s continued employment with the Company and its Affiliated Companies, during the twenty-four (24) month period commencing on the Date of Termination (without regard to any subsequent events that may cause accelerated vesting if Executive were still employed), as if no such termination had occurred, and Executive shall have five (5) years following the Date of Termination or the remaining term of the options, whichever is period is less, in which to exercise any and all vested options; and

(v)        continued health and dental benefits following the Date of Termination, for Executive’s Family, at no cost to Executive, for thirty six (36) months following the Date of Termination (“Benefit Continuation Period”); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive substantially similar health and dental care benefits under another employer-provided plan, the Benefit Continuation Period and the health and dental care benefits provided hereunder shall cease.  If the Company is unable to provide the continued health and dental benefits described above during the Benefits Continuation Period, then the Company shall pay Executive a monthly amount equal to three (3) times  the total monthly health and dental insurance premiums being paid for said coverage as of the Date of Termination through the end of the Benefit Continuation Period.  The Company shall make an additional Benefits Gross-Up Payment (defined below) to Executive to the extent that Executive incurs any tax liability related to the health and dental benefits described in this Section 6(c)(v).  Following the end of the Benefit Continuation Period, the Company shall take reasonable business efforts to permit Executive and his covered dependents to be eligible for continued health coverage as required by Section 4980B of the Code or other applicable law (“COBRA Coverage”), at Executive’s cost, as if Executive’s employment with the Company had terminated as of the end of such period, and the Company shall use its best efforts to cause such COBRA Coverage not to be offset by the provision of benefits under this Section and to cause the period of COBRA Coverage to commence at the end of the Benefit Continuation Period.

(d)                 Termination by Executive without Good Reason After Six Months of Employment.  If Executive’s employment hereunder is terminated during the Employment Period by Executive without Good Reason after expiration of a six (6) month period following the Effective Date, but prior to the expiration of a one (1) year period following the Effective Date, then upon Executive’s execution and delivery of the Release of Claims (defined below), Executive will be entitled to receive (i) the Accrued Obligations and (ii) the benefits provided under Section 6(c)(v) above.  If Executive’s employment hereunder is terminated during the Employment Period by Executive without Good Reason after expiration of a one (1) year period following the Effective Date, then within ten (10) days following Executive’s execution and delivery of the Release of Claims (defined below), Executive will be entitled to receive:

(i)        the Accrued Obligations;

(ii)       a lump sum cash payment equal to (x) any earned but unpaid Annual Bonus, if any, attributable to full fiscal years completed prior to the Date of Termination, at the same time that such bonus would have been paid pursuant to the terms of the applicable incentive plan and Section 4(b) above, and (y) the pro rata portion of the Target Annual Bonus in respect of the year in which the Date of Termination occurs based upon a fraction, the numerator of which is the number of days in the relevant year through and including the Date of Termination and the denominator of which is 365;

(iii)      a lump sum cash severance benefit equal to the product of the Multiple times the sum of (I) Executive’s then-current Base Salary and (II) the Past Bonus; and

(iv)      the benefits provided under Section 6(c)(v) above.

For purposes of this Section 6(d), the term “Multiple” means the product, calculated as of the date of termination, of (x) one twelfth (1/12th) and (y) the number of full calendar quarters that have elapsed from the Effective Date through such date of termination; provided, that in no event shall the Multiple exceed one (1).  For the avoidance of doubt, following a termination under this Section 6(d), Executive shall be entitled to retain all then-vested equity-based awards held by him in accordance with their terms.  In addition, Executive shall have five (5) years following the Date of Termination or the remaining term of the options, whichever is period is less, in which to exercise any and all vested options.

(e)                 No Further Benefits.  Executive acknowledges that the amounts payable and the benefits provided pursuant to Section 6 hereof are the exclusive items in the nature of salary, bonus, benefits, and perquisites to which Executive is entitled in connection with the termination of his employment for any reason.

(f)                 Release.  Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to Section 6(c) or Section 6(d) other than the Accrued Obligations (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of a general release of claims against the Company and its Affiliated Companies in the form attached hereto as Exhibit D and incorporated herein by reference (a “Release of Claims”) within sixty (60) days following the date of Executive’s Date of Termination.  If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes his acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits.  Further, to the extent that any of the Severance Benefits constitutes a Nonqualified Deferred Compensation Plan, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.  In the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on his behalf by his estate or a person having legal power of attorney over his affairs.

7.      No Mitigation or Offset.  The Company agrees that if Executive’s employment with the Company terminates for any reason, Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to Section 6 hereof.  Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another company, by retirement benefits, or otherwise, except as specifically provided herein.

8.      Change of Control.  Upon a Change of Control during the Employment Period, Executive shall immediately become fully vested, and have a non-forfeitable right to, any previously granted equity-based compensation awards, including options, stock appreciation rights, restricted stock units, and restricted shares, including without limitation Option A, Option B, and the Restricted Stock, as if all specified performance objectives and other conditions had been fully attained, and Executive shall have five (5) years following the Change of Control, or the remaining term of the respective options, whichever period is less, in which to exercise any and all vested options.  The Company shall have no other obligations to Executive solely in respect of a Change of Control, and the Company and Executive shall continue to have all other rights available hereunder.

9.      Section 280G.

(a)                 Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment (as defined below) would be subject to the Excise Tax (as defined below), then Executive shall be entitled to receive an additional payment (the “Excise Tax Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (and any interest and/or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and/or penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, Executive retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Payments.  The Company’s obligation to make Excise Tax Gross-Up Payments under this Section 9 shall not be conditioned upon Executive’s termination of employment.

(b)                 All determinations required to be made under this Section 9, including whether and when an Excise Tax Gross-Up Payment is required, the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s independent registered public accounting firm, or such other nationally recognized certified public accounting firm as may be designated by Executive (the “Accounting Firm”).  The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment or such earlier time as is requested by the Company.  In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any determination by the Accounting Firm shall be binding upon the Company and Executive.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax Gross-Up Payments that will not have been made by the Company should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder.  In the event the Company exhausts its remedies pursuant to Section 9(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

(c)                 Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Gross-Up Payment.  Such notification shall be given as soon as practicable, but no later than 10 business days after Executive is informed in writing of such claim.  Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.  Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).  If the Company notifies Executive in writing prior to the expiration of such period that the Company desires to contest such claim, Executive shall:

(i)         give the Company any information reasonably requested by the Company relating to such claim,

(ii)         take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii)        cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)        permit the Company to participate in any proceedings relating to such claim;

provided that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses.

(d)                 If, after the receipt by Executive of an Excise Tax Gross-Up Payment or payment by the Company of an amount on Executive’s behalf pursuant to Section 9(c), Executive receives any refund with respect to the Excise Tax to which such Excise Tax Gross-Up Payment relates or with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

(e)                 Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm’s determination; provided that, the Excise Tax Gross-Up Payment shall in all events be paid no later than the end of Executive’s taxable year next following Executive’s taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Payment are remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim described in Section 9(c) that does not result in the remittance of any federal, state, local and foreign income, excise, social security and other taxes, the calendar year in which the claim is finally settled or otherwise resolved.

(f)                 The following terms shall have the following meanings for purposes of this Section 9:

(i)        “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

(ii)        “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(iii)        A “Payment” shall mean any payment, benefit, or distribution by the Company or its affiliates in the nature of compensation to or for Executive’s benefit (within the meaning of Section 280G(b)(2) of the Code), whether paid or payable pursuant to this Agreement or otherwise.

10.    Covenants.

(a)                 Confidential Information.

(i)        During the Employment Period and the five (5) year period immediately following the Date of Termination, Executive shall hold all Confidential Information in strictest confidence and shall not use or disclose such Confidential Information, or cause it to be used or disclosed, other than as required in performance of Executive’s duties on behalf of the Company or unless first specifically authorized in writing by Company to Executive.

(ii)        In the event that Executive is required by law to disclose any Confidential Information, Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance, at the Company’s cost and expense, in obtaining an order to protect the Confidential Information from public disclosure.

(b)                 Noncompetition/Nonsolicitation.  Executive recognizes the benefits derived by him from his employment or engagement by the Company and that the continuation of such benefits is dependent upon the continued success of the Company which, in turn, is dependent in part upon the preservation of the Company’s relationships with its clients.  Executive believes it to be in his own best interests and in the best interests of the Company, its stockholders, and its other employees to preserve the Company’s relationships with its clients.  In consideration of the foregoing and of the mutual promises and covenants contained herein, Executive hereby agrees as follows:

(i)        During the Employment Period, Executive shall use his best efforts to promote the interests of the Company and shall not engage, directly or indirectly, in any business competitive with the business of the Company, or its subsidiaries, if any.

(ii)        During the Employment Period, Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity, (A) solicit, accept any business from, or perform any services for any account which is or was a client of the Company; (B) cause or induce or attempt to cause or induce any client to withdraw any business from the Company; or (C) solicit or accept from any prospective client of the Company any business or service which was solicited on behalf of the Company by Executive or otherwise misappropriate any business opportunity of the Company for his own benefit.  Executive agrees further not to engage during the one (1) year period following any termination of employment in any such activities prohibited by this paragraph (ii) to the extent that any activity would involve the use of Confidential Information or trade secrets of the Company.

(iii)        During the Employment Period and for the one (1) year period following any termination thereof, Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity, cause or induce or attempt to cause or induce any employee of the Company to terminate his employment with the Company, or advise or recommend to any other person that he employ or solicit for employment any person who is, or was within the six (6) month period prior to the Date of Termination, an employee or other service provider of the Company, or its subsidiaries, if any.

(iv)        Notwithstanding any provision contained herein to the contrary, it is understood that Executive shall have the right and privilege at any time to invest in any competitive enterprise or business whose capital stock is listed on a national securities exchange in the United States or is traded on the Nasdaq stock market, provided the total direct and indirect investment of Executive, Executive’s spouse and dependents, represents not more than two percent (2%) of the total capital stock of such enterprise.  Nothing contained herein shall prohibit or restrict Executive from investing in any non-competitive enterprise or business.

(c)                 Nondisparagement.  During the period commencing on the Effective Date and continuing until the third (3rd) anniversary of the Date of Termination, (i) neither Executive nor his agents shall directly or indirectly issue or communicate any public statement, or statement likely to become public, that maligns, denigrates, or disparages the Company or any Affiliated Company, or any of their respective officers, directors, or employees, and (ii) the Company shall not directly or indirectly issue or communicate any public statement, or statement likely to become public, that maligns, denigrates, or disparages Executive.  The Company shall be deemed to have violated this Section 10(c) if, and only if, a then-current or former member of the Board or a then-current or former officer of the Company makes such statements or communications.  The foregoing shall not be violated by truthful responses to legal process or governmental inquiry.

(d)                 Survival of Covenants.  To the extent the covenants contained in this Section 10 apply following termination of the Employment Period, such covenants shall survive the termination of this Agreement.

(e)                 Injunctive Relief.  Executive and the Company recognize that his services are of a unique, special, and extraordinary character, and that in the event that he violates any provision of this Agreement, the Company may be without adequate remedy in law.  Accordingly, in the event of any violation of this Agreement, the Company shall be entitled, either in law or in equity, to seek damages, to enforce specific performance, to enjoin such violations, or to obtain any other relief or any combination of the foregoing as the Company may elect to pursue.

(f)                 Acknowledgements.  The parties have entered into this Agreement in the belief that its provisions are valid, reasonable, and enforceable.  If any one or more of the provisions shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained therein.

11.    Successors; Binding Agreement.

(a)                 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms to which Executive would be entitled hereunder if Executive were to terminate his employment with Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b)                 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company’s successors and assigns and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.  If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

12.    Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or sent by reputable international overnight courier, addressed, if to Executive, to the address inserted below Executive’s signature on the final page hereof and, if to the Company, to the address set forth below (with required copy), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company:

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
Attention: General Counsel

13.    Miscellaneous.

(a)                 No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and a duly authorized officer of the Company.

(b)                 No waiver by Executive or the Company at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c)                 Except as may be otherwise specifically provided herein, this Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by any party.

(d)                 Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein.

(e)                 The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California, without reference to its conflict-of-law rules.

(f)                 The obligations of the Company and Executive under this Agreement which by their nature may require either partial or total performance after the termination of the Employment Period shall survive such termination.

(g)                 Except to the extent materially conflicting with this Agreement, Executive agrees that he shall abide by, and shall conduct business in accordance with and subject to, all applicable policies and procedures of the Company, including all employee and ethical policies of the Company, and all client conflict-of-interest policies applicable to the Company or its subsidiaries generally, as such policies may exist from time to time.  Executive also understands and agrees that the business and affairs of the Company shall be conducted in accordance with the Company’s Corporate Policies and strict legal and ethical standards, including, without limitation, compliance with all commercial, tax, labor, and other laws (including the U.S. Foreign Corrupt Practices Act).

(h)                 The Company shall (i) indemnify, hold harmless, and defend Executive to the fullest extent permitted under applicable law from and against all costs, expenses, claims, and demands, including reasonable attorneys fees, incurred by him in connection with or arising out of any acts, decisions, or omissions made by Executive in the course and scope of his employment hereunder and/or for the Company prior to the Effective Date and (ii) promptly reimburse Executive for all expenses and reasonable attorney’s fees incurred by Executive in connection with or relating to the defense of any claim, action, suit, or proceeding by any third party against Executive arising out of or relating to any acts, decisions, or omissions made by Executive in the course and scope of his employment hereunder and/or for the Company prior to the Effective Date; in each case, unless it is determined by a court of competent jurisdiction that Executive engaged in willful misconduct or acted in breach of his fiduciary duties to the Company.  The Company further agrees to maintain in effect a directors and officers (“D & O”) liability insurance policy (including tail coverage) covering Executive on terms that are reasonable and customary for senior executives in comparable positions.  The Company’s obligations under this Section 13(h) shall survive the termination of Executive’s employment with the Company.

14.    Tax Withholding; Section 409A.

(a)                 Any payments or benefits provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which Executive has agreed.

(b)                 Notwithstanding any other provision of this Agreement to the contrary, the following shall apply:

(i)        In the event that Executive is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination), any amount or that constitutes a Nonqualified Deferred Compensation Plan that would otherwise be payable or provided during the six-month period immediately following the Date of Termination shall instead be paid or provided on the first business day after the date that is six months following Executive’s “separation from service” within the meaning of Section 409A of the Code.

(ii)        To the extent required by Code Section 409A, any payment or benefits otherwise due to Executive upon his termination of employment with the Company that constitutes a Nonqualified Deferred Compensation Plan that shall not be made until and unless such termination from employment constitutes a “separation from service” as such term is defined under Code Section 409A.  This provision shall have no effect on payments or benefits otherwise due or payable to Executive or on his behalf, which are not on account of his termination from employment with the Company or as a result of his death.

15.    Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.    Arbitration.  Any dispute arising out of this Agreement shall be resolved through final and binding arbitration.  The arbitration shall be conducted under the auspices of the American Arbitration Association (“AAA”) in accordance with the rules and procedures of AAA then in effect.  The arbitration shall be heard and decided by a single arbitrator.  The arbitration shall take place in California.  The decision and award of the arbitrator shall be final and binding.  The prevailing party in any such arbitration shall be entitled to recover his or its reasonable costs and attorney’s fees incurred in connection with the arbitration.

18.    Definitions.  For purpose of this Agreement, the following terms shall have the meanings indicated below:

(a)                 “Affiliated Company” shall mean any company controlled by, controlling, or under common control with the Company.

(b)                 “Average Trading Price” shall mean, as of a given date, the average of the daily closing prices of the Common Stock on the national stock exchange on which the Common Stock principally trades during the thirty (30) business days immediately preceding such date.

(c)                 “Benefits Gross-Up Payment” shall mean an amount such that, after payment by Executive of all income and employment taxes (and any interest and/or penalties imposed with respect to such taxes, other than interest or penalties imposed as a result of any wrongful act or omission by Executive) as a result of Executive’s receipt of a specified benefit under this Agreement, including, without limitation, any taxes (and any interest and/or penalties imposed with respect thereto, other than interest or penalties imposed as a result of any wrongful act or omission by Executive) imposed upon the Benefits Gross-Up Payment, Executive retains an amount of the Benefits Gross-Up Payment equal to all such taxes imposed on Executive’s receipt of such benefits.

(d)                 “Board” shall mean the Board of Directors of the Company.

(e)                 “Cause” shall mean the occurrence of any of the following events:

(i)        Executive is convicted of, or enters a guilty or nolo contendere plea to, a felony;

(ii)        Executive is convicted of, or enters a guilty or nolo contendere plea to any crime involving dishonesty, fraud, theft, or embezzlement, involving the Company or any Affiliated Company;

(iii)        Executive’s willful failure to perform material duties or obligations required hereunder;

(iv)        Executive engages in conduct that constitutes willful gross neglect or willful misconduct in carrying out his duties under this Agreement; or

(v)        Executive’s willful and material breach of this Agreement or his willful and material breach or violation of the employee policies of the Company or any Affiliated Company, including but not limited to those relating to sexual harassment or business conduct and those policies otherwise set forth in the Employee Handbook or other manuals or statements of policy of the Company and each Affiliated Company from time to time that causes material harm to the Company.

For purposes of this Agreement, an act or failure to act on Executive’s part shall be considered “willful” only if it was done or omitted to be done by him not in good faith and shall not include any act or failure to act resulting from any incapacity of Executive.  A termination with Cause on account of an event described in clause (iii), (iv), or (v) above shall not take effect unless the following provisions are complied with:  Executive shall be given a Notice of Termination, such notice to state in detail the particular act or acts that constitute the grounds on which the proposed termination for Cause is based; Executive shall have thirty (30) days after the date that such Notice of Termination has been given to him in which to cure such conduct, to the extent such cure is possible; and if he fails to cure such conduct that is subject to cure, he shall thereupon be terminated with Cause.

(f)                 “Change of Control” shall mean:

(i)        Any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1(c), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (iv) any acquisition pursuant to a transaction that complies with subclauses (A), (B), and (C) of paragraph (iii) below;

(ii)        Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)        Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)        Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g)                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)                 “Common Stock” shall mean the common stock of the Company, $0.01 par value per share.

(i)                  “Company” shall mean Response Genetics, Inc., as set forth in the preamble of this Agreement, and shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

(j)                  “Compensation Committee” shall mean the committee of the Board designated to make compensation decisions relating to senior executive officers of the Company Group.

(k)                 “Confidential Information” shall mean any information about the Company and all of its Affiliated Companies, including methods of operation, customer lists, products, prices, fees, costs, research and development, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets, and other specialized information or proprietary matters.  “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

(l)                  “Disability” shall be deemed the reason for the termination by the Company of Executive’s employment, if, as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of Executive’s duties with the Company for a period of six (6) consecutive months.

(m)                 “Good Reason” for termination by Executive of his employment means:

(i)        a material diminution in Executive’s position, authority, duties, or responsibilities, including but not limited to if Executive does not hold the position of Chief Executive Officer at the ultimate parent entity of the Company (whether before or after a Change of Control);

(ii)         any reduction in Executive’s Base Salary;

(iii)        the occurrence of a Change of Control; provided that Executive does not resign within the first three (3) months following such Change of Control;

(iv)        the Company’s failure to initially appoint Executive to the Board or to subsequently nominate him for election by the Company’s shareholders; or

(v)        any other action or inaction that constitutes a material breach by the Company of this Agreement.

Executive’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iv) shall not affect Executive’s ability to terminate employment for Good Reason, and Executive’s death following delivery of a Notice of Termination for Good Reason shall not affect Executive’s estate’s entitlement to severance payments benefits provided hereunder upon a termination of employment for Good Reason.  For purposes of this Agreement, in order to invoke a termination for Good Reason, Executive shall provide a Notice of Termination setting forth the existence of the condition described above within ninety (90) days following Executive’s knowledge of the initial existence of such condition or conditions, and the Company shall have thirty (30) days following receipt of such Notice of Termination (the “Cure Period”) during which it may remedy the condition.  In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, Executive must terminate employment, if at all, within ninety (90) days following the end of such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(n)                 “Nonqualified Deferred Compensation Plan” shall mean a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(a).

(o)                 “Past Bonus” shall mean, as of any date of determination, the highest Annual Bonus paid to Executive by the Company with respect to any of the three fiscal years preceding such date of determination, or with respect to any date prior to January 1, 2013, an amount equal to the greater of 25% of Base Salary or the highest Annual Bonus paid to Executive by the Company.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Response Genetics, Inc.

By:	/s/ Kirk K. Calhoun
Name: Kirk K. Calhoun
Title: Chairman of the Board of Directors

/s/ Thomas A. Bologna
Thomas A. Bologna

Address:

[Redacted]

Exhibit A (Option A)

RESPONSE GENETICS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of the 21st day of December 2011 (the “Grant Date”), between Response Genetics, Inc. (the “Company”), a Delaware corporation, and Thomas A. Bologna (the “Executive”).

WHEREAS, the Company desires to grant to the Executive an option (this “Option”) to purchase shares of its common stock, $.01 par value per share (the “Shares”), on the terms and conditions set forth herein; and

WHEREAS, this Option is the Option A referred to in the employment agreement between the Executive and the Company dated December 21, 2011 (as it may be amended from time to time, the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             STATUS OF OPTION.

(a)           This Option is intended to be an employment inducement award being made in accordance with NASDAQ Listing Rule 5635(c)(4) and is not intended to be an award made under any stock incentive plan adopted by the Company, including the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”).  Notwithstanding the preceding sentence, this Option shall be construed as if this Option had been granted under the Plan in accordance with and consistent with, and subject to, the provisions of the Plan, a copy of which has been made available to the Executive, and the terms of which are incorporated into this Agreement, except as otherwise specifically stated herein.

(b)           The Executive agrees to be bound by the terms and conditions of this Agreement and any future amendments that are made in accordance with the amendment provisions of the Plan.  Notwithstanding anything herein to the contrary, for the avoidance of doubt, in the event of any inconsistency between the Plan and this Agreement, the provisions of this Agreement shall govern, and in the event of any inconsistency between (i) this Agreement and/or the Plan and (ii) the Employment Agreement, the provisions of the Employment Agreement shall govern.  Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.  References in this Agreement to any specific Plan provision or Employment Agreement provision will not be construed as limiting the applicability of any other Plan or Employment Agreement provision.

2.             GRANT OF OPTION.

(a)           The Company hereby grants to the Executive the right and option to purchase all or any part of an aggregate of six hundred thousand (600,000) Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.

(b)           The Executive acknowledges receipt of a copy of the Plan.  The Company and the Executive each intend that the Option granted herein shall be a Non-Qualified Option.

3.             PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $1.20 per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

4.            EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as to one thirty-sixth (1/36th) of the Shares covered by the Option on the 21st day of each month following the Grant Date, subject to the Executive’s continued employment with the Company through each such vesting date, such that, as of December 21, 2014, one hundred percent (100%) of the Option shall be exercisable; provided, however, that the Option may vest earlier than as set forth herein to the extent provided in the Employment Agreement.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement, the Employment Agreement, and the Plan.

5.            TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Executive ceases to be an employee, director or consultant of the Company or of an Affiliate due to a voluntary resignation by the Executive without Good Reason (as defined in the Employment Agreement) prior to the expiration of a six (6) month period following the Effective Date (as defined in the Employment Agreement), the Option may be exercised, if it has not previously terminated, within three months after the date the Executive ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

In the event that the Executive’s service is terminated by the Company or an Affiliate for Cause (as defined in the Employment Agreement), the Executive’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Executive is notified his service is terminated for Cause, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Executive’s termination, but prior to the exercise of the Option, the Board of Directors of the Company discovers that prior to the Executive’s termination, the Executive engaged in conduct which constitutes Cause, then the Executive shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.  In the event that the Executive’s service is terminated by the Company or an Affiliate without Cause, by the Executive with Good Reason, by the Executive without Good Reason after expiration of a six (6) month period following the Effective Date, due to any non-renewal of the Employment Agreement, or by reason of the Executive’s death or Disability (as defined in the Employment Agreement), the Executive’s right to exercise any unexercised portion of this Option shall be governed by the terms of the Employment Agreement which provides, among other things, that Executive shall have five (5) years following the Date of Termination or the remaining term of the options, whichever is period is less, in which to exercise any and all vested options.  For the avoidance of doubt, following the Executive’s death, the Option, to the extent exercisable and not theretofore expired, canceled or forfeited, may be exercised by the Executive’s Survivors.

6.           METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto.  Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option.  Payment of the Purchase Price for such Shares shall be made in accordance with Paragraph 9 of the Plan.  The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Executive and if the Executive shall so request in the notice exercising the Option, shall be registered in the name of the Executive and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 5 hereof, by any person other than the Executive, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

7.           PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

8.           NON-ASSIGNABILITY.

The Option shall not be transferable by the Executive otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  However, the Executive, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Executive’s Immediate Family (including, without limitation, to a trust for the benefit of the Executive’s Immediate Family or to a partnership or limited liability company for one or more members of the Executive’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  Except as provided in the previous sentence, the Option shall be exercisable, during the Executive’s lifetime, only by the Executive (or, in the event of legal incapacity or incompetency, by the Executive’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Option shall be null and void.  The term “Immediate Family” shall mean the Executive’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Executive.)

9.             NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Executive shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Executive.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

10.           ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

11.           TAXES.

The Executive acknowledges that upon exercise of the Option the Executive will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Executive acknowledges that, other than as explicitly provided in the Employment Agreement, any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Executive’s responsibility.

The Executive agrees that the Company may withhold from the Executive’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Executive on exercise of the Option.

12.           REGISTRATION.

Following the execution of this Agreement and prior to the issuance of Shares upon exercise of the Option, the Company will file an effective registration on Form S-8 with respect to the Shares covered by the Option.

13.           NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by this Agreement obligated to continue the Executive as an employee, director or consultant of the Company or an Affiliate.  The Executive acknowledges: (i) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iii) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Executive’s employment; and (iv) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.           NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Response Genetics, Inc.
Attn: Finance
1640 Marengo Street,
Los Angeles, CA 90033

If to the Executive:

Thomas A. Bologna
[Redacted]

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.           GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State Delaware, without giving effect to the conflict of law principles thereof.

16.           BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.           ENTIRE AGREEMENT.

This Agreement, together with the Plan and the Employment Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan and the Employment Agreement.

18.           MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan or the Employment Agreement.

19.           WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.           DATA PRIVACY.

By entering into this Agreement, the Executive: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand, all as of the day and year first above written.

Response Genetics, Inc.

By:	/s/ Kirk K. Calhoun

Name: Kirk K. Calhoun
Title: Chairman of the Board of Directors

/s/ Thomas A. Bologna
Thomas A. Bologna

NOTICE OF EXERCISE OF NON−QUALIFIED STOCK OPTION

TO: Response Genetics, Inc.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase _________ shares (the “Shares”) of the common stock, $.01 par value, of Response Genetics, Inc. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated _______________, 2011.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

_________________________________________

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship, at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Executive (signature)

Print Name

Date

Social Security Number

Exhibit B (Option B)

RESPONSE GENETICS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of the 21st day of December 2011 (the “Grant Date”), between Response Genetics, Inc. (the “Company”), a Delaware corporation, and Thomas A. Bologna (the “Executive”).

WHEREAS, the Company desires to grant to the Executive an option (this “Option”) to purchase shares of its common stock, $.01 par value per share (the “Shares”), on the terms and conditions set forth herein; and

WHEREAS, this Option is the Option B referred to in the employment agreement between the Executive and the Company dated December 21, 2011 (as it may be amended from time to time, the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           STATUS OF OPTION.

(a)         This Option is intended to be an employment inducement award being made in accordance with NASDAQ Listing Rule 5635(c)(4) and is not intended to be an award made under any stock incentive plan adopted by the Company, including the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”).  Notwithstanding the preceding sentence, this Option shall be construed as if this Option had been granted under the Plan in accordance with and consistent with, and subject to, the provisions of the Plan, a copy of which has been made available to the Executive, and the terms of which are incorporated into this Agreement, except as otherwise specifically stated herein.

(b)         The Executive agrees to be bound by the terms and conditions of this Agreement and any future amendments that are made in accordance with the amendment provisions of the Plan.  Notwithstanding anything herein to the contrary, for the avoidance of doubt, in the event of any inconsistency between the Plan and this Agreement, the provisions of this Agreement shall govern, and in the event of any inconsistency between (i) this Agreement and/or the Plan and (ii) the Employment Agreement, the provisions of the Employment Agreement shall govern.  Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.  References in this Agreement to any specific Plan provision or Employment Agreement provision will not be construed as limiting the applicability of any other Plan or Employment Agreement provision.

2.           GRANT OF OPTION.

(a)         The Company hereby grants to the Executive the right and option to purchase all or any part of an aggregate of three hundred thousand (300,000) Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.

(b)         The Executive acknowledges receipt of a copy of the Plan.  The Company and the Executive each intend that the Option granted herein shall be a Non-Qualified Option.

3.           PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $1.20 per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 9 of the Plan.

4.           EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as to one hundred fifty thousand (150,000) Shares on June 1, 2013, and as to one hundred fifty thousand (150,000) Shares on December 1, 2014, subject to the Executive’s continued employment with the Company through each such vesting date; provided, however, that notwithstanding the foregoing, one hundred percent (100%) of the Option shall become exercisable earlier than as set forth herein on the date on which the Average Trading Price of the Shares equals or exceeds $1.80; provided further, however, that the Option may vest earlier than as set forth herein to the extent provided in the Employment Agreement.  For purposes of this Agreement, the term “Average Trading Price” means, as of a given date, the average of the daily closing prices of the Shares on the national stock exchange on which the Shares principally trade during the thirty (30) business days immediately preceding such date.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement, the Employment Agreement, and the Plan.

5.           TERM OF OPTION.

The Option shall terminate ten years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

If the Executive ceases to be an employee, director or consultant of the Company or of an Affiliate due to a voluntary resignation by the Executive without Good Reason (as defined in the Employment Agreement) prior to the expiration of a six (6) month period following the Effective Date (as defined in the Employment Agreement), the Option may be exercised, if it has not previously terminated, within three months after the date the Executive ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of service.

In the event that the Executive’s service is terminated by the Company or an Affiliate for Cause (as defined in the Employment Agreement), the Executive’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Executive is notified his service is terminated for Cause, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Executive’s termination, but prior to the exercise of the Option, the Board of Directors of the Company discovers that prior to the Executive’s termination, the Executive engaged in conduct which constitutes Cause, then the Executive shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.  In the event that the Executive’s service is terminated by the Company or an Affiliate without Cause, by the Executive with Good Reason, by the Executive without Good Reason after expiration of a six (6) month period following the Effective Date, due to any non-renewal of the Employment Agreement, or by reason of the Executive’s death or Disability (as defined in the Employment Agreement), the Executive’s right to exercise any unexercised portion of this Option shall be governed by the terms of the Employment Agreement which provides, among other things, that Executive shall have five (5) years following the Date of Termination or the remaining term of the options, whichever is period is less, in which to exercise any and all vested options.  For the avoidance of doubt, following the Executive’s death, the Option, to the extent exercisable and not theretofore expired, canceled or forfeited, may be exercised by the Executive’s Survivors.

6.           METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto.  Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option.  Payment of the Purchase Price for such Shares shall be made in accordance with Paragraph 9 of the Plan.  The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Executive and if the Executive shall so request in the notice exercising the Option, shall be registered in the name of the Executive and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 5 hereof, by any person other than the Executive, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

7.           PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

8.           NON-ASSIGNABILITY.

The Option shall not be transferable by the Executive otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.  However, the Executive, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Executive’s Immediate Family (including, without limitation, to a trust for the benefit of the Executive’s Immediate Family or to a partnership or limited liability company for one or more members of the Executive’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.  Except as provided in the previous sentence, the Option shall be exercisable, during the Executive’s lifetime, only by the Executive (or, in the event of legal incapacity or incompetency, by the Executive’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon the Option shall be null and void.  The term “Immediate Family” shall mean the Executive’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Executive.)

9.           NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Executive shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Executive.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

10.           ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

11.           TAXES.

The Executive acknowledges that upon exercise of the Option the Executive will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.  The Executive acknowledges that, other than as explicitly provided in the Employment Agreement, any income or other taxes due from him with respect to this Option or the Shares issuable pursuant to this Option shall be the Executive’s responsibility.

The Executive agrees that the Company may withhold from the Executive’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Executive on exercise of the Option.

12.           REGISTRATION.

Following the execution of this Agreement and prior to the issuance of Shares upon exercise of the Option, the Company will file an effective registration on Form S-8 with respect to the Shares covered by the Option.

13.           NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by this Agreement obligated to continue the Executive as an employee, director or consultant of the Company or an Affiliate.  The Executive acknowledges: (i) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iii) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Executive’s employment; and (iv) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.           NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Response Genetics, Inc.
Attn: Finance
1640 Marengo Street,
Los Angeles, CA 90033

If to the Executive:

Thomas A. Bologna
[Redacted]

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.           GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State Delaware, without giving effect to the conflict of law principles thereof.

16.           BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.           ENTIRE AGREEMENT.

This Agreement, together with the Plan and the Employment Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan and the Employment Agreement.

18.           MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan or the Employment Agreement.

19.           WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.           DATA PRIVACY.

By entering into this Agreement, the Executive: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand, all as of the day and year first above written.

Response Genetics, Inc.

By:	/s/ Kirk K. Calhoun

Name: Kirk K. Calhoun
Title: Chairman of the Board of Directors

/s/ Thomas A. Bologna
Thomas A. Bologna

NOTICE OF EXERCISE OF NON−QUALIFIED STOCK OPTION

TO: Response Genetics, Inc.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase _________ shares (the “Shares”) of the common stock, $.01 par value, of Response Genetics, Inc. (the “Company”), at the exercise price of $________ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated _______________, 2011.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

_________________________________________

Please issue the Shares (check one):

☐ to me; or

☐ to me and ____________________________, as joint tenants with right of survivorship, at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Executive (signature)

Print Name

Date

Social Security Number

Exhibit C (Restricted Stock)

RESPONSE GENETICS, INC.
RESTRICTED STOCK AGREEMENT

This AGREEMENT is made as of the 21st day of December 2011 (the “Grant Date”), between Response Genetics, Inc. (the “Company”), a Delaware corporation, and Thomas A. Bologna (the “Executive”).

WHEREAS, the Company desires to grant to the Executive restricted shares of its common stock, $.01 par value per share (the “Shares”), on the terms and conditions set forth herein (the “Restricted Stock”); and

WHEREAS, the Restricted Stock constitutes the Restricted Stock referred to in the employment agreement between the Executive and the Company dated December 21, 2011 (as it may be amended from time to time, the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           STATUS OF RESTRICTED STOCK.

(a)         This grant of Restricted Stock is intended to be an employment inducement award made in accordance with NASDAQ Listing Rule 5635(c)(4) and is not intended to be an award made under any stock incentive plan adopted by the Company, including the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”).  Notwithstanding the preceding sentence, this award of Restricted Stock shall be construed as if this award of Restricted Stock had been granted under the Plan in accordance with and consistent with, and subject to, the provisions of the Plan, a copy of which has been made available to the Executive, and the terms of which are incorporated into this Agreement, except as otherwise specifically stated herein.

(b)         The Executive agrees to be bound by the terms and conditions of this Agreement and any future amendments that are made in accordance with the amendment provisions of the Plan.  Notwithstanding anything herein to the contrary, for the avoidance of doubt, in the event of any inconsistency between the Plan and this Agreement, the provisions of this Agreement shall govern, and in the event of any inconsistency between (i) this Agreement and/or the Plan and (ii) the Employment Agreement, the provisions of the Employment Agreement shall govern.  Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.  References in this Agreement to any specific Plan provision or Employment Agreement provision will not be construed as limiting the applicability of any other Plan or Employment Agreement provision provision.

2.          GRANT OF RESTRICTED STOCK.

The Company hereby grants to the Executive two hundred seventy thousand (270,000) shares of Restricted Stock, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Executive acknowledges receipt of a copy of the Plan.

Subject to the restrictions set forth herein, the Executive shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.  Cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Executive’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate.  No interest will accrue or be paid on the amount of any cash dividends withheld.

3.           PURCHASE PRICE.

The purchase price of the Restricted Stock is zero dollars ($0.00) per Share.

4.           VESTING OF RESTRICTED STOCK.

Subject to the terms and conditions set forth in this Agreement and the Plan, the one hundred percent (100%) of the Restricted Stock shall become vested on the date on which the Average Trading Price of the Shares equals or exceeds $2.40, subject to the Executive’s continued employment with the Company through such date; provided, however, that the Restricted Stock may vest earlier than as set forth herein to the extent provided in the Employment Agreement.  For purposes of this Agreement, the term “Average Trading Price” means, as of a given date, the average of the daily closing prices of the Shares on the national stock exchange on which the Shares principally trade during the thirty (30) business days immediately preceding such date.  In addition to any other restrictions set forth herein, until such time as the Restricted Stock has vested pursuant to the terms of this Agreement, the Executive shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement, the Employment Agreement, and the Plan.

5.           TERMINATION OF EMPLOYMENT.

If the Executive ceases to be an employee, director or consultant of the Company or of an Affiliate due to a voluntary resignation by the Executive without Good Reason (as defined in the Employment Agreement), other than Executive’s non-renewal of the term of the Employment Agreement, or if the Executive’s service is terminated by the Company or an Affiliate for Cause (as defined in the Employment Agreement), in either case prior to the time that the Restricted Stock has vested, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) such unvested Restricted Stock shall be forfeited to the Company by the Executive for no consideration as of the date of such termination.

In the event that the Executive’s service is terminated by the Company or an Affiliate without Cause, by the Executive with Good Reason, due to any non-renewal of the Employment Agreement, or by reason of the Executive’s death or Disability (as defined in the Employment Agreement), the vesting of the Restricted Stock, if any, in connection with or following such termination of employment shall be governed by the terms of the Employment Agreement.

6.           NON-ASSIGNABILITY.

The Restricted Stock shall not be transferable by the Executive otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

7.           ADJUSTMENTS.

The Plan contains provisions covering the treatment of Stock-Based Awards in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Stock-Based Awards and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

8.           TAXES.

The Executive acknowledges that upon vesting of the Restricted Stock the Executive will be deemed to have taxable income measured by the difference between the then fair market value of the Shares and the Purchase Price.  The Executive acknowledges that, other than as explicitly provided in the Employment Agreement, any income or other taxes due from him with respect to the Restricted Stock shall be the Executive’s responsibility.

The Executive agrees that the Company may withhold from the Executive’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares subject to this Agreement.

9.           REGISTRATION.

Following the execution of this Agreement and in conjunction with the grant of the Restricted Stock, the Company will file an effective registration on Form S-8 with respect to the Restricted Stock.

10.         NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by this Agreement obligated to continue the Executive as an employee, director or consultant of the Company or an Affiliate.  The Executive acknowledges: (i) that the grant of the Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future grants of equity, or benefits in lieu of equity grants; (ii) that all determinations with respect to any such future grants will be at the sole discretion of the Company; (iii) that the value of the Restricted Stock is an extraordinary item of compensation which is outside the scope of the Executive’s employment; and (iv) that the Restricted Stock is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

11.         NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Response Genetics, Inc.
Attn: Finance
1640 Marengo Street,
Los Angeles, CA 90033

If to the Executive:

Thomas A. Bologna
[Redacted]

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

12.         GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State Delaware, without giving effect to the conflict of law principles thereof.

13.         BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

14.         ENTIRE AGREEMENT.

This Agreement, together with the Plan and the Employment Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan and the Employment Agreement.

15.         MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan or the Employment Agreement.

16.         WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

17.         DATA PRIVACY.

By entering into this Agreement, the Executive: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto set his hand, all as of the day and year first above written.

Response Genetics, Inc.

By:	/s/ Kirk K. Calhoun

Name: Kirk K. Calhoun
Title: Chairman of the Board of Directors

/s/ Thomas A. Bologna
Thomas A. Bologna

Exhibit D (Release)

SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS (“Agreement”) confirms the following understandings regarding the termination of employment of Thomas A. Bologna (“Executive”) with Response Genetics, Inc., a Delaware corporation (the “Company”), with respect to the following facts:

A.           Executive is employed by the Company as its Chief Executive Officer.

B.           Executive’s employment has ended effective ________________ (the “Termination Date”).

C.           The Company and Executive are party to an employment agreement dated December 21, 2011 (the “Employment Agreement”), pursuant to which Executive is entitled to certain severance benefits that are conditioned upon the effectiveness of this Agreement (the “Severance Benefits”).

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.      Severance Benefits.  The Company shall pay Executive all Severance Benefits, including without limitation (a) all payments, benefits and other consideration as set forth in Section [6(c) or 6(d)] of the Employment Agreement and (b) all Benefits Gross-Up Payments and Excise Tax Gross-Up Payments, as set forth in the Employment Agreement

2.      General Release.

  2.1       Executive unconditionally, irrevocably and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions and other affiliated entities of the Company, past and present, as well as their respective past and present employees, officers, directors, agents, attorneys, successors and assigns (collectively, “Released Parties”), from all claims related in any way to the transactions or occurrences between Executive and the Released Parties to date, to the fullest extent permitted by law, including, but not limited to, any losses, liabilities, claims, demands and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with Executive’s employment with the Company, or the termination of Executive’s employment.  This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, as well as alleged violations of the California Labor Code, any applicable California Industrial Welfare Commission order, the California Business and Professions Code, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Family Rights Act, the Age Discrimination in Employment Act of 1967, other applicable federal and state laws and regulations, all as amended, and all claims for attorneys’ fees, costs and expenses.  However, this release shall not apply to claims for payment of the Severance Benefits or the enforcement of other rights under this Agreement, claims for indemnification under the Company’s by-laws, charter, or other governing documents or directors and officers liability insurance, workers’ compensation benefits or unemployment insurance benefits or any other claims of Executive that cannot, by statute, lawfully be waived by this Agreement.

2.2       Executive acknowledges that he may discover facts or law different from, or in addition to, the facts or law that he knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

2.3       Executive declares and represents that he intends this Agreement to be final and complete and not subject to any claim of mistake.  Executive executes this Agreement with the full knowledge that the release contained herein covers all possible claims against the Released Parties, to the fullest extent permitted by law.

2.4       Executive expressly waives any right to recover any type of personal relief from the Company, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Executive or on Executive’s behalf by an administrative agency, related in any way to the matters released herein.

3.     California Civil Code Section 1542 Waiver.  Executive expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived.  That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that he is a “creditor” within the meaning of Section 1542.

4.     Representation Concerning Filing of Legal Actions.  Executive represents that, as of the date of this Agreement, he has no pending lawsuits, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Released Parties in any court of law.  Executive further agrees that, to the fullest extent permitted by law, he will not prosecute in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being Executive’s intention that with the execution of this release, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Executive related in any way to the matters discharged herein.

5.      No Admissions.  Executive acknowledges and understands that the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct, and that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

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6.    Knowing and Voluntary Release.  This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f).  The following general provisions, along with the other provisions of this Agreement, are agreed to for this purpose:

6.1      Executive acknowledges and agrees that he has read and understands the terms of this Agreement.

6.2      Executive is advised that he should consult with an attorney before executing this Agreement, and Executive acknowledges that he has obtained and considered any legal advice he deems necessary, such that he is entering into this Agreement freely, knowingly, and voluntarily.

6.3      Executive acknowledges that he has been given at least twenty-one days in which to consider whether or not to enter into this Agreement.  Executive understands that, at his option, he may elect not to use the full 21-day period.

6.4      This Agreement shall not become effective or enforceable until the eighth day after Executive signs this Agreement.  In other words, Executive may revoke his acceptance of this Agreement within seven days after the date he signs it.  Executive’s revocation must be in writing and received by the Company’s General Counsel on or before the seventh day in order to be effective.  If Executive does not revoke acceptance within the seven day period, Executive’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”).

6.5      This Agreement does not waive or release any rights or claims that Executive may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement.

6.6      Executive acknowledges that but for his execution and non-revocation of this Agreement, he would not be entitled to the Severance Benefits, which are conditioned upon the execution of a release.

6.7      Executive has signed this Agreement knowingly and voluntarily.

7.    Severability.  In the event any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, the provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the Released Parties shall receive the benefits contemplated herein to the fullest extent permitted by law.  If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

8.    Integration.  This Agreement contains the entire agreement between the Company and the Executive on the subjects addressed in this Agreement and replaces any other prior agreements or representations, whether oral or written, between them; provided, however, that any proprietary or confidential information agreement employee signed with the Company remains in full force and effect and is not superseded by this Agreement.

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9.      Applicable Law.  The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America and the State of California.

10.    Binding on Successors.  Executive agrees that this Agreement shall be binding on, and inure to the benefit of Executive’s or the Company’s successors, heirs and/or assigns.

11.    Full Defense.  This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by Executive in breach hereof.

12.    Attorney’s Fees.  The parties agree that in the event an action or proceeding is instituted to enforce the terms or provisions of this Agreement, the prevailing party shall be entitled to an award of reasonable costs and reasonable attorneys’ fees incurred in connection with enforcing this Agreement.  This attorneys’ fees provision shall not apply to an action brought by Executive to challenge the enforceability of Executive’s waiver of rights under the Age Discrimination in Employment Act or the Older Workers’ Benefit Protection Act.

13.    Good Faith.  The parties agree to do all things necessary and to execute all further documents necessary and appropriate to carry out and effectuate the terms and purposes of this Agreement.

14.    Modification.  This Agreement may be amended only by a written instrument executed by the Executive and the Company.

Dated: __________________________	By:
Thomas A. Bologna

Dated: __________________________	RESPONSE GENETICS, INC.

By:
Name
Title

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